EXHIBIT 4.7
FORM OF CONVERTIBLE PREFERRED STOCK
[FACE OF CERTIFICATE]

% CONVERTIBLE	% CONVERTIBLE
PERPETUAL PREFERRED	PERPETUAL PREFERRED
STOCK	STOCK
PAR VALUE $0.001	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ and GOLDEN, CO

CERTIFICATE
NUMBER	SHARES

WHITING PETROLEUM CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP NO. 966387 201
THIS CERTIFIES THAT
is the owner of
[THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
FULLY PAID AND NON-ASSESSABLE SHARES OF THE
% CONVERTIBLE PERPETUAL PREFERRED STOCK,
$0.001 PAR VALUE PER SHARE AND WITH A LIQUIDATION
PREFERENCE OF $100.00 PER SHARE, OF
Whiting Petroleum Corporation transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

DATED
President
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
Secretary	TRANSFER AGENT AND REGISTRAR
By
AUTHORIZED SIGNATURE

[1]	Remove if not a global security.

[REVERSE OF CERTIFICATE]
WHITING PETROLEUM CORPORATION
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER UPON REQUEST, A COPY OF THE FULL TEXT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF STOCK (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED TO THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, ALL AS SET FORTH IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDMENTS THERETO FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	—	____________ Custodian ____________under
(Cust) (Minor)
Uniform Gifts to Minors Act _______________
(State)
UNIF TRF MIN ACT	—	____________ Custodian (until age ______)_______________
(Cust) (Minor)
under Uniform Transfers to Minors Act _______________
(State)
Additional abbreviations may also be used though not in the above list.
THE SHARES OF      % CONVERTIBLE PERPETUAL PREFERRED STOCK, $0.001 PAR VALUE PER SHARE AND WITH A LIQUIDATION PREFERENCE OF $100.00 PER SHARE (THE “CONVERTIBLE PREFERRED STOCK”), HAVE THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS RELATING TO THE CONVERTIBLE PREFERRED STOCK (THE “CERTIFICATE OF DESIGNATIONS”), IN ADDITION TO THOSE SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND THE AMENDED AND RESTATED BY-LAWS OF THE CORPORATION.
EACH HOLDER SHALL HAVE THE RIGHT, AT SUCH HOLDER’S OPTION, AT ANY TIME, TO CONVERT ALL OR ANY PORTION OF SUCH HOLDER’S CONVERTIBLE PREFERRED STOCK INTO SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF THE CORPORATION (“COMMON STOCK”), AS PROVIDED IN THE

CERTIFICATE OF DESIGNATIONS. ON OR AFTER         , 2013, THE CORPORATION MAY, AT ITS OPTION, AT ANY TIME OR FROM TIME TO TIME, CAUSE SOME OR ALL OF THE CONVERTIBLE PREFERRED STOCK TO BE CONVERTED INTO SHARES OF COMMON STOCK, SUBJECT TO CERTAIN CONDITIONS AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS. THE PRECEDING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATIONS, AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND THE AMENDED AND RESTATED BY-LAWS OF THE CORPORATION.
For value received, ______________ hereby sell, assign and transfer unto ______________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
__________________ Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated: _________20_________

Signature___________________________

Signature___________________________
Notice: Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

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